Exhibit 99.1
Harte Hanks Extends Line of Credit with Texas Capital Bank
Extends Lending Relationship and expands Credit Facility Borrowing Capacity with Texas Capital Bank
CHELMSFORD, MA / ACCESSWIRE / June 30, 2025 / Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company, today announced it has extended its $25 million secured revolving line of credit with Texas Capital Bank for an additional three-year term beyond its original maturity date of June 30, 2025. The amended agreement, now maturing at the end of June 2028, strengthens the Company’s financial flexibility and supports the long-term operational stability of the Company.
The Second Amendment also includes an accordion feature that allows Harte Hanks to seek up to a $10 million increase in commitments under the credit line, subject to lender approval.
The expanded credit facility will be used to fund working capital, accelerate innovation, and support strategic growth initiatives across the Company’s business segments.
“Extending and expanding our credit facility is a significant milestone for Harte Hanks,” said David Fisher, President. “We value Texas Capital Bank’s continued partnership and confidence in our on-going and ever evolving business strategy. With greater capacity and an extended term, we are well-positioned to execute our growth initiatives, drive innovation, and deliver sustained value to our clients and shareholders.”
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Pfizer, Max, Volvo, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,”

Exhibit 99.1
or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (iv) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 which was filed on March 17, 2025. The forward-looking statements in this press release, if any, are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Investor Relations Contact:
David Garrison
Investor.Relations@hartehanks.com